SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 13, 2002

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-12957                  22-2372868
(State or other jurisdiction of         (Commission               (IRS Employer
        incorporation)                  File Number)             Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (732) 980-4500

                                       NA
          (Former name or former address, if changed since last report)

Item 5. Other Events

      On August 13, 2002 Enzon, Inc. announced its financial results for the quarter and fiscal year (FY) ended June 30, 2002. Excluding the recognition of an $8.8 million net income tax benefit, the Company's fully diluted earnings per share for the fourth quarter of FY 2002 was $0.27. The Company's net income for the fourth quarter of FY 2002 grew to $20.8 million or $0.47 per diluted share, as compared to $3.3 million or $0.08 per diluted share, for the same period in FY 2001.

      The increase in net income was principally due to increased royalties earned on sales of PEG-INTRON(TM). Total royalties increased to $19.6 million during the fourth quarter of FY 2002, as compared to $4.5 million for the same period in FY 2001. In October 2001, our marketing partner, Schering-Plough launched PEG-INTRON and REBETOL combination therapy in the U.S. for the treatment of chronic hepatitis C. The PEG-INTRON and REBETOL treatment regimen is the only pegylated interferon-based combination therapy approved in the United States.

      Combined sales of the Company's other two FDA approved products, ONCASPAR(R) and ADAGEN(R), decreased by 5 percent to $5.5 million in the fourth quarter of FY 2002, as compared to $5.8 million for the same period in FY 2001 primarily due to the timing of ONCASPAR shipments.

      Research and development expenses for the fourth quarter of FY 2002 increased by $1.7 million or 39 percent to $5.9 million, as compared to $4.2 million for the fourth quarter of FY 2001. The increase was due primarily to increased research and development expenditures related to the advancement of the Company's preclinical and clinical PEG product pipeline, as well as increased personnel and related expenditures.

      Enzon is currently conducting Phase II clinical trials for PROTHECAN(R) (PEG-camptothecin) in three oncology indications: small cell lung, pancreatic, and non-small cell lung cancers. Phase I clinical trials for PEG-paclitaxel and preclinical studies for other PEG products are also ongoing. The Company expects to initiate additional Phase II trials for PROTHECAN as both a single agent and in combination with other oncolytics. Research and development expenses are expected to continue to increase significantly as the Company continues the clinical advancement of its PEG product pipeline and continues to strengthen its internal development capabilities.

      Selling, general and administrative expenses for the fourth quarter of FY 2002 increased by $800 thousand or 23 percent to $4.4 million, as compared to $3.6 million for the fourth quarter of FY 2001. This increase was primarily due to increases in payroll and related personnel expenditures.

      During the fourth quarter of FY 2002, interest income increased to $3.9 million, as compared to $2.0 million for the fourth quarter of FY 2001 as a result of increased interest-bearing investments. Interest expense increased to $5.0 million for the fourth quarter of FY 2002, as compared to $275 thousand for the comparable period in FY 2001. The increases in interest-bearing investments and interest expense are due to the issuance of $400 million of 4.5% convertible subordinated notes during June 2001. As of June 30, 2002 Enzon had total cash and interest-bearing investments of $485 million.

      During the quarter ended June 30, 2002, the Company recognized a net tax benefit of $8.8 million, primarily related to the Company's net operating losses expected to be utilized in FY 2003.

      The Company's pre-tax and post-tax earnings per diluted share are summarized within the following selected financial information:

                                   Three Months Ended           Twelve Months Ended
                               -------------------------------------------------------
                                 06/30/02       06/30/01      06/30/02      06/30/01
                               -------------------------------------------------------
Income before taxes            $12,003,959     $3,374,264    $36,682,935   $11,013,417
Pre-tax earnings per diluted
  share                              $0.27          $0.08          $0.83         $0.25

Income tax benefit (expense)    $8,759,563       ($65,956)    $9,123,408      $511,647
Net income                     $20,763,522     $3,308,308    $45,806,343   $11,525,064

Diluted earnings per share           $0.47          $0.08          $1.04         $0.26
Fully diluted shares            43,839,982     43,956,840     44,025,783    43,606,194

      For the fiscal year ended June 30, 2002, Enzon's net income was $45.8 million or $1.04 per diluted share, compared to net income of $11.5 million or $0.26 per diluted share for the year ended June 30, 2001. The increase in net income for FY 2002 was primarily due to increased royalties related to products that utilize Enzon's PEG technology.

      Except for the historical information herein, the matters discussed in this report include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, regulatory risks such as risks in obtaining and maintaining regulatory approval for indications and expanded indications, risks that Enzon will not outperform the sector, risks related to research and development costs and capabilities, market acceptance of and continuing demand for Enzon's products and the impact of increased competition, competitive products and pricing.

                                      # # #

                        (Financial statements to follow)

                          ENZON, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    Three Months ended June 30, 2002 and 2001
                                   (unaudited)

                                                            June 30,         June 30,
                                                              2002            2001
                                                              ----            ----
Revenues:
Net sales                                                   $5,499,569      $5,803,935
Royalties                                                   19,640,534       4,549,337
Contract revenue                                                75,000         109,924
                                                          ------------    ------------
Total revenues                                              25,215,103      10,463,196
                                                          ------------    ------------
Costs and expenses:
Cost of sales                                                1,854,584       1,003,692
Research and development expenses                            5,878,563       4,222,177
Selling, general and administrative expenses                 4,381,962       3,566,472
                                                          ------------    ------------
Total costs and expenses                                    12,115,109       8,792,341
                                                          ------------    ------------
Operating income                                            13,099,994       1,670,855
                                                          ------------    ------------
Other income (expense):
Interest and dividend income                                 3,861,119       1,981,183
Interest expense                                            (4,957,154)       (275,049)
Other                                                               --          (2,725)
                                                          ------------    ------------
                                                            (1,096,035)      1,703,409
                                                          ------------    ------------
Income before taxes                                         12,003,959       3,374,264
Income tax benefit (expense)                                 8,759,563         (65,956)
                                                          ------------    ------------
Net income                                                 $20,763,522      $3,308,308
                                                          ============    ============
Basic earnings per common share                                  $0.48           $0.08
                                                          ============    ============
Diluted earnings per common share                                $0.47           $0.08
                                                          ============    ============

Weighted average number of common
shares outstanding during the period                        42,982,052      41,935,820
                                                          ============    ============

Weighted average number of common
shares and dilutive potential common shares outstanding
during the period                                           43,839,982      43,956,840
                                                          ============    ============

                          ENZON, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    Three Months ended June 30, 2002 and 2001
                                   (unaudited)

                                                            June 30,         June 30,
                                                              2002            2001
                                                              ----            ----
Revenues:
Net sales                                                  $22,182,704     $20,768,767
Royalties                                                   53,329,494       8,251,234
Contract revenue                                               292,548       2,567,708
                                                          ------------    ------------
Total revenues                                              75,804,746      31,587,709
                                                          ------------    ------------
Costs and expenses:
Cost of sales                                                6,077,454       3,864,284
Research and development expenses                           18,426,860      13,051,714
Selling, general and administrative expenses                16,687,365      11,795,398
                                                          ------------    ------------
Total costs and expenses                                    41,191,679      28,711,396
                                                          ------------    ------------
Operating income                                            34,613,067       2,876,313
                                                          ------------    ------------
Other income (expense):
Interest and dividend income                                18,680,908       8,401,526
Interest expense                                           (19,828,918)       (275,049)
Other                                                        3,217,878          10,627
                                                          ------------    ------------
                                                             2,069,868       8,137,104
                                                          ------------    ------------
Income before taxes                                         36,682,935      11,013,417
Income tax benefit                                           9,123,408         511,647
                                                          ------------    ------------
Net income                                                 $45,806,343     $11,525,064
                                                          ============    ============
Basic earnings per common share                                  $1.07           $0.28
                                                          ============    ============
Diluted earnings per common share                                $1.04           $0.26
                                                          ============    ============

Weighted average number of common
shares outstanding during the period                        42,726,112      41,602,104
                                                          ============    ============

Weighted average number of common
shares and dilutive potential common shares outstanding
during the period                                           44,025,783      43,606,194
                                                          ============    ============


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2002

                                                        ENZON, INC.
                                        ----------------------------------------
                                                       (Registrant)


                                        By: /s/ Kenneth J. Zuerblis
                                            ------------------------------------
                                            Kenneth J. Zuerblis
                                            Vice President,
                                            Finance and Chief Financial Officer